Exhibit 10(k)

FIRST AMENDMENT
TO
STOCK UNIT PLAN FOR DIRECTORS OF
THE EMPIRE DISTRICT ELECTRIC COMPANY

Subsection (e) of Section 15 of the Stock Unit Plan for Directors of The Empire District Electric Company is hereby amended by adding the following sentence at the end thereof:

“For purposes of this Plan, an Eligible Director shall be deemed to have ceased to be a Director if and only if the Eligible Director has experienced a ‘separation from service’ within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.”